UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Corgi ETF Trust I

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

425 Bush Street, Suite 500 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of:
Corgi NVDA 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5110470
Corgi TSLA 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5169854
Corgi MU 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5169959
Corgi SNDK 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5170026
Corgi GOOGL 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5178866
Corgi MSTR 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5178894
Corgi AMD 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5178912
Corgi MSFT 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5181067
Corgi META 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5181095
Corgi PLTR 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5181129
Corgi COIN 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5211234
Corgi AMZN 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5211331
Corgi TSM 2x Daily ETF	Cboe BZX Exchange, Inc.	41-5211406
Corgi APP 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2480520
Corgi ASTS 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2481127
Corgi AVGO 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2481206
Corgi ORCL 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2515243
Corgi ASML 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2569037
Corgi SMCI 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2515273
Corgi IONQ 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0852522
Corgi RKLB 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2542642
Corgi AAPL 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0852553
Corgi UNH 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2569047
Corgi OKLO 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2542660
Corgi NFLX 2x Daily ETF	Cboe BZX Exchange, Inc.	35-2958051
Corgi BRKB 2x Daily ETF	Cboe BZX Exchange, Inc.	36-5176323
Corgi CRWV 2x Daily ETF	Cboe BZX Exchange, Inc.	37-2231678
Corgi INTC 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2569058
Corgi BABA 2x Daily ETF	Cboe BZX Exchange, Inc.	30-1490301
Corgi HOOD 2x Daily ETF	Cboe BZX Exchange, Inc.	61-2344478
Corgi GEV 2x Daily ETF	Cboe BZX Exchange, Inc.	37-2231656
Corgi BMNR 2x Daily ETF	Cboe BZX Exchange, Inc.	30-1490266
Corgi JOBY 2x Daily ETF	Cboe BZX Exchange, Inc.	61-2344458
Corgi ALAB 2x Daily ETF	Cboe BZX Exchange, Inc.	38-4394006
Corgi LITE 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0852551
Corgi TEM 2x Daily ETF	Cboe BZX Exchange, Inc.	37-2231672
Corgi UPST 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2625901
Corgi WDC 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2626038
Corgi UUUU 2x Daily ETF	Cboe BZX Exchange, Inc.	35-2958416
Corgi SMR 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0852914
Corgi QBTS 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2653785
Corgi SOFI 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2653966
Corgi HIMS 2x Daily ETF	Cboe BZX Exchange, Inc.	38-4394470
Corgi RGTI 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2654183
Corgi NVO 2x Daily ETF	Cboe BZX Exchange, Inc.	35-2958499
Corgi RDDT 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2695246
Corgi MRVL 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0852948
Corgi CRWD 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2695393
Corgi MARA 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0852862
Corgi IREN 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2695533
Corgi NBIS 2x Daily ETF	Cboe BZX Exchange, Inc.	35-2958407
Corgi VRT 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2723086
Corgi NOW 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2723204
Corgi RIVN 2x Daily ETF	Cboe BZX Exchange, Inc.	37-2232049
Corgi CRDO 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2736837
Corgi GLXY 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2723278
Corgi ARM 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2736872
Corgi GME 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2736895
Corgi EOSE 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2747075
Corgi CIFR 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2747163
Corgi ACHR 2x Daily ETF	Cboe BZX Exchange, Inc.	35-2958410
Corgi BE 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2747197
Corgi NVTS 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0852859
Corgi LRCX 2x Daily ETF	Cboe BZX Exchange, Inc.	30-1490695
Corgi ONDS 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2767013
Corgi TER 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2767228
Corgi COHR 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2804653
Corgi AMKR 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2837824
Corgi AMAT 2x Daily ETF	Cboe BZX Exchange, Inc.	32-0852921
Corgi AXTI 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2414640
Corgi MPWR 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2879943
Corgi CRCL 2x Daily ETF	Cboe BZX Exchange, Inc.	42-2880040

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-289838 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest is incorporated herein by reference to Post-Effective Amendment No.54 to the Corgi ETF Trust I (the “Registrant”) registration statement on Form N-1A, filed with the Securities and Exchange Commission on June 5, 2026 (File Nos. 333-289838; 811-24117) for each of the funds set forth therein, shares of beneficial interest, no par value per share. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

1.

Registrant’s Amended and Restated Agreement and Declaration of Trust. Incorporated by reference to the Registrant’s Post-Effective Amendment on Form N-1A, filed April 29, 2026 (File Nos. 333-289838; 811-24117), Accession No. 0002078265-26-000058, Exhibit (a)(iii).

2.

Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-289838; 811-24117), as filed with the Securities and Exchange Commission on August 25, 2025.

3.

Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-289838; 811-24117), as filed with the Securities and Exchange Commission on August 25, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of San Francisco and the State of California.

Corgi ETF Trust I
(Registrant)

Date:	June 23, 2026
By:	/s/ Emily Z. Yuan
Name:	Emily Z. Yuan
Title:	President and Principal Executive Officer